EXHIBIT 4.1



                        FIRST AMENDMENT TO
                    REVOLVING CREDIT, TERM LOAN
                      AND SECURITY AGREEMENT


          FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT ("First Amendment") dated as of June 15, 1993 by and among GRANITEVILLE COMPANY ("Graniteville"), C.H. PATRICK & CO., INC., ("Patrick") (Graniteville and Patrick each a "Borrower" and, jointly and severally, the "Borrowers") and THE CIT GROUP/COMMERCIAL SERVICES, INC. ("CIT"), as Lender and Agent.

                            BACKGROUND

          Borrowers and CIT are parties to a Revolving Credit, Term Loan and Security Agreement dated as of April 23, 1993 (the "Loan Agreement").

          Borrowers and CIT have determined it is necessary to amend the Loan Agreement in order to, among other things, (1) amend the financial covenants to more accurately reflect the effect of FAS 106 and 109 upon Borrowers, (2) correct certain technical errors contained in the Loan Agreement, and (3) assist CIT in effectuating the addition of certain Purchasing Lenders under Section 16.3(c) of the Loan Agreement.

          NOW, THEREFORE, in consideration of the foregoing, Borrowers and Lender agree as follows:

          1. All capitalized terms used herein which are not defined herein shall have the meanings given to them in the Loan Agreement.

          2. Section 1.2 of the Loan Agreement is hereby amended as follows:

               (a) The following defined terms are inserted in the appropriate alphabetical order:

               "Graniteville Formula Amount" shall have the meaning set forth in Section 2.1(c).

               "Patrick Formula Amount" shall have the meaning set forth in Section 2.1(d).

               (b) The first two sentences of the definition term of "Eligible Receivables" are amended in their entirety to provide as follows:

               "Eligible Receivables" shall mean and include with respect to each Borrower each Receivable of such Borrower (without giving effect to the sale of any Receivable pursuant to the applicable Factoring Agreement) arising in the ordinary course of such Borrower's business and which Agent, in its reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time reasonably deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's perfected security interest and no other Lien other than Permitted Encumbrances or Liens arising under the Factoring Agreements, and is evidenced by an invoice, bill of lading or other documentary evidence reasonably satisfactory to Agent.

               (c) The defined term "Obligations" is amended in its entirety to provide as follows:

               "Obligations" shall mean and include any and all of each Borrower's Indebtedness and/or liabilities to Lenders or any corporation that directly or indirectly controls or is controlled by or is under common control with any Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, whether evidenced by any agreement or instrument, arising under this Agreement, under the Other Documents, any Guaranty, the Factoring Agreements(s) and all obligations of each Borrower to Agent or Lenders to perform acts or refrain from taking any action in connection with the foregoing.

               (d) The defined term "Term" is amended in its entirety to provide as follows:

          "Term" shall mean the Closing Date through April 23, 1998.

          3. Section 2.1(a) of the Loan Agreement is hereby amended as follows:

               (a) Subsections (i) and (ii) are hereby amended by adding "the net face amount of" after the word "of" and before the phrase "Eligible Receivables".

               (b) Subsection (vi) is hereby amended in its entirety to provide as follows:

               (vi) such reserves as Agent may establish in its reasonable discretion including, without limitation, reserves established by CIT under the Factoring Agreements (collectively, the "Reserves").

          4. Section 2.1(b) of the Loan Agreement is hereby amended as follows:

               (a) The word "Lenders" in the second line is amended to read "Agent".

               (b)  The word "their" in the third line is amended to read
"its".

          5. Section 2.1(c) of the Loan Agreement is hereby amended as follows:

               (a) Subsections (i) and (ii) are hereby amended by adding "the net face amount of" after the word "of" and before the phrase "Eligible Receivables".

               (b)  The following language is added at the end thereof:

               The sum of the amounts derived from Sections 2.1(c)(i) plus
               (ii) plus (iii) minus (v) minus (vi) at any time and from time to time shall be referred to as the "Graniteville Formula Amount".

          6. Section 2.1(d) of the Loan Agreement is hereby amended as follows:

               (a) Subsections (i) and (ii) are hereby amended by adding "the net face amount of" after the word "of" and before the phrase "Eligible Receivables".

               (b)  The following language is added at the end thereof:

               The sum of the amounts derived from Sections 2.1(d)(i) plus
               (ii) plus (iii) minus (v) minus (vi) at any time and from time to time shall be referred to as the "Patrick Formula Amount".

          7. Section 2.5 of the Loan Agreement is hereby amended in its entirety to provide as follows:

               2.5 Maximum Revolving Advances. The aggregate balance of Advances outstanding at any time shall not exceed the Maximum Loan Amount and the aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount or (b) the difference between the Formula Amount and the sum of (i) the undrawn amount of outstanding Letters of Credit plus
               (ii) the Excess Cash Flow Reserve, plus (iii) Reserves, nor shall the aggregate balance of Revolving Advances outstanding at any time (x) to Graniteville exceed the maximum amount permitted pursuant to Section 2.1(c) hereof or (y) to Patrick exceed the maximum amount permitted pursuant to Section 2.1(d) hereof.

          8. Section 2.9 of the Loan Agreement is hereby amended by amending the first sentence thereof in its entirety to provide as follows:

               2.9 Letters of Credit. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of either Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) plus (iii) the Excess Cash Flow Reserve plus (iv) Reserves to exceed the lesser of (x) the Maximum Revolving Advance Amount or
               (y) the Formula Amount which is calculated as if the requested Letter of Credit has been issued; provided, however, in no event shall any such Letter of Credit be issued if doing so would cause the outstanding Advances (excluding the Term Loan) to Graniteville to exceed the lesser of (1) the Graniteville Sublimit or (2) the Graniteville Formula Amount, or cause the outstanding Advances (excluding the Term Loan) to Patrick to exceed the lesser of (I) the Patrick Sublimit or (II) the Patrick Formula Amount.

          9. Section 2.11(d) of the Loan Agreement is hereby amended by amending the second sentence thereof in its entirety to provide as follows:

               In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of
               (x) the Maximum Revolving Advance Amount minus the aggregate amount of outstanding Letters of Credit or (y) the Formula Amount minus the amount derived from the sum of the amounts set forth in Sections 2.1(a)(iv), (v) and (vi), or the Advances outstanding to Graniteville or Patrick would exceed the lesser of (i) the Graniteville Sublimit or the Patrick Sublimit, as the case may be, or (ii) the Graniteville Formula Amount minus the aggregate amount of outstanding Letters of Credit issued on behalf of Graniteville or the Patrick Formula Amount minus the aggregate amount of outstanding letters of Credit issued on behalf of Patrick, as the case may be, and such disbursement is not reimbursed by the applicable Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement.

          10. Section 4.3 of the Loan Agreement is hereby amended by adding "(other than pursuant to the Factoring Agreements)" in the third line thereof after the word "sale" and before the comma.

          11. Section 4.5 of the Loan Agreement is hereby amended by adding "(and excluding the effect of the Factoring Agreements)" before the colon.

          12. Sections 6.5, 6.6, 6.7 and 6.8 are hereby amended in their entirety to provide as follows:

               6.5 Net Worth. Cause to be maintained as of the end of each fiscal quarter a Net Worth of not less than the amount set forth below opposite such fiscal quarter end:

   Fiscal Quarter End                      Minimum Net Worth

   May 30, 1993                            $ 87,000,000
   August 29, 1993                        87,000,000
   November 28, 1993                         87,000,000
   February 27, 1994                        107,000,000
   May 29, 1994                             107,000,000
   August 28, 1994                       107,000,000
   November 27, 1994                        107,000,000
   February 26, 1995                        122,000,000
   May 28, 1995                             122,000,000
   August 27, 1995                       122,000,000
   November 26, 1995                        122,000,000
   March 3, 1996                            147,000,000
   June 2, 1996                             147,000,000
   September 1, 1996                        147,000,000
   December 1 1996                       147,000,000
   March  2, 1997                        162,000,000
   June 1, 1997                             162,000,000
   August 31, 1997                       162,000,000
   November 30, 1997                        162,000,000
   March 1, 1998                            177,000,000

        6.6 Current Ratio. Cause to be maintained as of the end of each fiscal quarter a ratio of Current Assets to Current Liabilities not less than (x) 1.90 to 1.00 for the fiscal quarters ending May 30, 1993, August 29, 1993 and November 28, 1993, and (y)
        2.00 to 1.00 for each fiscal quarter ending thereafter.

        6.7 Indebtedness to Net Worth Ratio. Cause to be maintained as of the end of each fiscal quarter a ratio of Indebtedness of Borrowers on a Consolidated Basis to Net Worth no greater than the ratio set forth below opposite such fiscal quarter end:

   Fiscal Quarter End               Indebtedness to Net Worth Ratio

   May 30, 1993                            2.25 to 1.00
   August 29, 1993                      2.25 to 1.00
   November 28, 1993                       2.25 to 1.00
   February 27, 1994                       1.96 to 1.00
   May 29, 1994                            1.96 to 1.00
   August 28, 1994                      1.96 to 1.00
   November 27, 1994                       1.96 to 1.00
   February 26, 1995                       1.68 to 1.00
   May 28, 1995                            1.68 to 1.00
   August 27, 1995                      1.68 to 1.00
   November 26, 1995                       1.68 to 1.00
   March 3, 1996                           1.39 to 1.00
   June 2, 1996                            1.39 to 1.00
   September 1, 1996                       1.39 to 1.00
   December 1, 1996                        1.39 to 1.00
   March 2, 1997                           1.23 to 1.00
   June 1, 1997                            1.23 to 1.00
   August 31, 1997                      1.23 to 1.00
   November 30, 1997                       1.23 to 1.00
   March 1, 1998                           1.12 to 1.00


   6.8 Working Capital. Cause to be maintained as of the end of each fiscal quarter, Working Capital in an amount not less than the amount set forth below opposite such fiscal quarter end:


   Fiscal Quarter End               Minimum Working Capital

   May 30, 1993                         $ 92,000,000
   August 29, 1993                    92,000,000
   November 28, 1993                      92,000,000
   February 27, 1994                      94,000,000
   May 29, 1994                           94,000,000
   August 28, 1994                    94,000,000
   November 27, 1994                      94,000,000
   February 26, 1995                      98,000,000
   May 28, 1995                           98,000,000
   August 27, 1995                    98,000,000
   November 26, 1995                      98,000,000
   March 3, 1996                         103,000,000
   June 2, 1996                          103,000,000
   September 1, 1996                     103,000,000
   December 1, 1996                      103,000,000
   March 2, 1997                         107,000,000
   June 1, 1997                          107,000,000
   August 31, 1997                   107,000,000
   November 30, 1997                     107,000,000
   March 1, 1998                         107,000,000


   13. Section 7.7 of the Loan Agreement is hereby amended by deleting "December 20, 1944" and inserting "December 20, 1994" in its place and stead.

   14. Section 7.14 of the Loan Agreement is hereby amended by adding "any" after the word "pledge" in the first line thereof.

   15. Section 7.18 of the Loan Agreement is hereby amended as follows:

        (a) The phrase "for Borrowers on a Consolidated Basis" is inserted in the second line thereof after the word "taxes".

        (b) The phrase "on a Consolidated Basis" is inserted in the tenth line thereof after the word "Borrowers".

   16. Section 9.9 of the Loan Agreement is hereby amended by deleting "and 7.6" at the end thereof and inserting ",7.5(f), 7.6 and 7.7" in its place and stead.

   17. Section 16.2(b) of the Loan Agreement is hereby amended as follows:

        (a)  Subsection (ii) is hereby amended by adding "the
Advance Rates or" after the word "or".

        (b) The "or" is deleted after the semi-colon at the end of subsection (v).

        (c) The period at the end of subsection (vi) is deleted and "; or" is inserted in its place and stead.

        (d) A new subsection (vii) is added at the end thereof which provides as follows:

        (vii) amend the Intercreditor Agreement between Agent and the factor under the Factoring Agreements dated as of April 23, 1993 so as to adversely affect the priority of any Liens in favor of Agent.


   18. Section 16.3(c) is hereby amended by deleting the second sentence thereof in its entirety and inserting the following in its place and stead.

   "CIT shall not be permitted to assign any portion of its Commitment Percentage hereunder if such assignment would reduce the Commitment Percentage of CIT to an amount less than 14.0%.

   19. Each Borrower represents and warrants that it has full power, authority and legal right to enter into this First Amendment and the execution, delivery and performance of this First Amendment are within such Borrower's corporate powers and have been duly authorized.

   20. This First Amendment shall become effective upon receipt by Lender of this First Amendment executed by Borrowers and consented to by each Guarantor (the consent of Graniteville and Patrick in their capacity as Guarantor shall be evidenced by their execution of this First Amendment).

   21. This First Amendment may be executed by the parties hereto in one or more counterparts, each of which taken together shall constitute one and the same instrument.

   22. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.

   23. Except as expressly amended and waived as provided herein, all of the representations, warranties, terms, covenants and conditions contained in the Loan Agreement shall remain unamended and unwaived and shall continue to be and shall remain, in full force and effect in accordance with their respective terms. The waivers and amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed a waiver of, amendment of, consent to or modification of any other term or provision of the Loan Agreement or of the Documents or any transaction or future action on the part of any Borrower which would require Lender's consent under the Loan Agreement.

   24. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

   IN WITNESS WHEREOF, the parties have executed this First
Amendment as of the day and year specified at the beginning hereof.

                          GRANITEVILLE COMPANY



                          By: JOHN L. BARNES
                                 John L. Barnes, Jr.
                                 Executive Vice President


                          C.H. PATRICK & CO., INC.



                          By: JOHN L. BARNES
                                 John L. Barnes, Jr.
                                 Vice President


                          THE CIT GROUP/COMMERCIAL SERVICES,
                          INC., as Lender and as Agent

                          By:  RALPH MASCIA

                          Its: Vice President


CONSENTED AND AGREED TO:
DWG CORPORATION


By:  JOSEPH A. LEVATO

Its: Executive Vice President


GRANITEVILLE INTERNATIONAL SALES, INC.


By:  JOHN L. BARNES

Its: Vice President

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